CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm in this Registration Statement on Form N-1A of AlphaCentric Prime Meridian Income Fund, under the heading “Independent Registered Public Accounting Firms” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 26, 2022